Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS THIRD QUARTER NET INCOME OF $31 MILLION, OR $1.12 PER DILUTED SHARE

HAMILTON, Bermuda (Nov. 4, 2013) – Argo Group International Holdings, Ltd. (Nasdaq: AGII) today announced financial results for the three and nine months ended Sept. 30, 2013.

“Our third quarter results reflect another improved quarter for Argo showing progress compared to a year ago.”  said Argo Group CEO Mark E. Watson III.  “Our underwriting actions and investments in people and technology are producing results across our business segments as we continue to see improvements in our operating margins.”

HIGHLIGHTS FOR THE THIRD QUARTER ENDED SEPT. 30, 2013:
●	Gross written premiums were $495.1 million, an increase of $9.6 million or 2.0% over 2012.
●	The combined ratio was 97.5% compared to 102.3% in 2012.
●	Net favorable prior-year reserve development was $4.2 million (benefiting the combined ratio by 1.3 points), compared with $10.4 million (benefiting the combined ratio by 3.5 points) in 2012.
●	Estimated pre-tax catastrophe losses were $11.3 million or 3.6 points on the combined ratio compared to $13.9 million or 4.6 points in the third quarter of 2012.
●	The current accident year loss ratio, excluding catastrophes, was 56.3% compared to 61.5% in 2012.
●	Net income was $31.0 million or $1.12 per diluted share compared to $13.4 million or $0.47 per diluted share in 2012.
●	After-tax operating income was $22.1 million or $0.80 per diluted share compared to $15.3 million or $0.54 per diluted share in 2012.
●	Book value per share increased 3% to $57.38 at Sept. 30, 2013 from $55.73 at June 30, 2013 and 4% from $55.22 at December 31, 2012.
●	During the quarter the Company repurchased $8.6 million or 195,412 shares of its common stock at an average price of $44.22, which represents 0.7% of net shares outstanding at June 30, 2013.

Argo House                                                 T 441 296 5858
110 Pitts Bay Road                                      F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

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HIGHLIGHTS FOR THE NINE MONTHS ENDED SEPT. 30, 2013:
●	Gross written premiums were $1.5 billion, an increase of $119.5 million or 8.8% over 2012.
●	The combined ratio was 98.3% compared to 102.7% in 2012.
●	Net favorable prior-year reserve development was $21.5 million (benefiting the combined ratio by 2.3 points), compared with $17.8 million (benefiting the combined ratio by 2.1 points) in 2012.
●	Estimated pre-tax catastrophe losses were $22.9 million or 2.5 points on the combined ratio compared to $21.9 million or 2.5 points in 2012.
●	The current accident year loss ratio, excluding catastrophes, was 58.2% compared to 61.5% in 2012.
●	Net income was $95.4 million or $3.41 per diluted share compared to $57.0 million or $1.98 per diluted share in 2012.
●	After-tax operating income was $62.8 million or $2.24 per diluted share compared to $43.9 million or $1.53 per diluted share in 2012.
●
In the first nine months of 2013, the Company repurchased $38.7 million or 948,988 shares of its common stock at an average share price of $40.80, which represents 3.8% of net shares outstanding at December 31, 2012.

●	At September 30, 2013, cash and investments totaled $4.2 billion with a net pre-tax unrealized gain of approximately $252.6 million.

Notes:
●	All per share amounts, except share repurchase figures, are adjusted for the 10% stock dividend that was paid on June 17, 2013 to stockholders of record on June 3, 2013.
●
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.

●	Operating income is defined as net income at an assumed 20% effective tax rate excluding net realized investment gains/losses and foreign currency exchange gains/losses.

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines Segment

The Excess & Surplus Lines segment reported gross written premiums of $139.4 million in the quarter, up $7.7 million or 5.8% from the third quarter of 2012. This quarter’s growth in certain casualty lines was offset by planned reductions in our transportation lines.  Net written premiums were up 5.3% to $112.6 million, and earned premiums were up 19.6% to $120.6 million. Underwriting income was $21.2 million for the quarter, compared to $4.9 million for the third quarter of 2012, reflecting a combined ratio of 82.2% compared with 95.0% in the prior-year quarter. Net favorable prior-year reserve development was $12.4 million in the third quarter of 2013 and represented 10.4 points on the combined ratio compared to $11.8 million or 11.7 points in 2012.  Losses from catastrophes and U.S. storms were $1.0 million or 0.8 points on the combined ratio compared to $7.8 million or 7.8 points in 2012.

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For the nine-month period ending Sept. 30, 2013, gross written premiums were up 15.6% to $442.8 million, net written premiums were up 12.1% to $351.4 million, and earned premiums rose to $334.4 million or 13.2% over the same period in 2012.  For the first nine months of 2013, underwriting income was $33.1 million compared to $24.4 million in the same period of 2012. For the nine months ended Sept. 30, 2013, net favorable prior-year reserve development was $26.8 million compared to $33.5 million in the same period of 2012.  The nine-month 2013 combined ratio, excluding catastrophe losses and reserve development, was 96.7% compared to 99.7% in the first nine months of 2012.

Commercial Specialty

Commercial Specialty for the third quarter reported gross written premiums declined 4.3 % to $138.6 million from $144.8 million for the same period in 2012.  The decline reflects our continuing re-underwriting efforts at Argo Insurance and Trident to remove underperforming accounts.  Net written premiums for the quarter were down 5.8% to $100.9 million compared to $107.1 million in the third quarter of 2012.  Earned premiums for the quarter were down 5.1% to $74.6 million compared to $78.6 million for the year-ago quarter.  Underwriting income for the third quarter of 2013 improved to $6.4 million compared to an underwriting loss of $10.4 million in the third quarter of 2012.  The combined ratio was 91.5% compared to 113.1% in the year-ago quarter.  The segment reported net unfavorable prior-year reserve development in the quarter of $0.3 million or 0.4 points on the combined ratio, compared to unfavorable prior-year reserve development of $0.6 million or 0.7 points in the third quarter of 2012.  Catastrophe losses were $1.0 million or 1.4 points on the combined ratio compared to $3.7 million or 4.7 points in the prior-year quarter.

For the nine-month period ending Sept. 30, 2013, gross written premiums were $330.3 million compared to $345.2 million in the same period of 2012.  Net written premiums were $227.6 million in the first three quarters of 2013 compared to $248.1 million in the first three quarters of 2012, while earned premiums were $225.1 million compared to $241.8 million in the first nine months of 2012.  The segment reported underwriting income of $4.6 million in the first three quarters of 2013 compared to an underwriting loss of $30.6 million in the same period of 2012.  The nine-month 2013 combined ratio, excluding catastrophe losses and reserve development, was 96.1% compared to 101.6% in the first nine months of 2012.

International Specialty

International Specialty reported a 14.3% rise in gross written premiums to $68.8 million in the quarter, up from $60.2 million in the same period of 2012.  Growth was driven primarily by increases in our Brazilian unit as well as in our Excess Casualty and Professional Lines units, somewhat offset by a modest decline in the property catastrophe business written by Argo Re.  Net written premiums rose 12.7% to $41.6 million in the current quarter.  Earned premiums were $37.5 million, up 12.3% from the year-ago period.  The segment produced an underwriting loss of $1.1 million compared to an underwriting profit of $4.6 million in 2012 reflecting higher catastrophe losses this year.  The current quarter’s underwriting results generated a combined ratio of 102.9%, compared with 85.4% in the third quarter of 2012. Net favorable prior-year reserve development this quarter was $1.2 million or 3.4 points on the combined ratio, compared to favorable prior-year reserve development of $0.9 million or 2.9 points in the third quarter of 2012.  Catastrophe losses for the quarter were $9.3 million or 27.4 points on the combined ratio stemming from German hailstorms and flood losses in Canada.  For the third quarter of 2012, the combined ratio was favorably impacted by a 2.0 point reduction in the loss ratio due to a $0.6 million decrease in the Company’s estimate of catastrophe events for the first half of 2012.

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For the nine-month period ending Sept. 30, 2013, gross written premiums were up 20.3% to $243.1 million, net written premiums were up 14.1% to $135.3 million, and earned premiums rose 17.4% to $106.6 million.  For the first nine months of 2013, underwriting profit was $4.1 million compared to $15.1 million in the same period of 2012.  The nine-month 2013 combined ratio, excluding catastrophe losses and reserve development, was 81.0% compared to 86.2% in the first nine months of 2012.

Syndicate 1200

Syndicate 1200 reported gross written premiums of $147.7 million in the quarter, compared to $148.2 million in the same period of 2012.  In the third quarter, increases in the liability and specialty businesses were offset by modest declines in property and aerospace.  Net written premiums rose 5.4% to $118.9 million in the current quarter.  Earned premiums were $97.3 million, up 7.2% from $90.8 million in the year-ago period.  The segment underwriting profit was $5.5 million compared to $8.3 million in the third quarter of 2012.  The current quarter’s underwriting results reflect a combined ratio of 94.3%, compared with 90.7% in the third quarter of 2012.  Net favorable prior-year reserve development was $0.6 million or 0.6 points on the combined ratio, compared to favorable prior-year reserve development of $2.1 million or 2.3 points in the third quarter of 2012.  There were no catastrophe losses in the current quarter, compared to $3.0 million or 3.3 points on the combined ratio in the third quarter of 2012.

For the nine-month period ending Sept. 30, 2013, gross written premiums were up 8.1% to $458.7 million, net written premiums were up 15.2% to $328.9 million, and earned premiums rose 22.0% to $295.6 million.  For the first nine months of 2013, underwriting profit was $18.4 million compared to $6.8 million in the same period of 2012.  The nine-month 2013 combined ratio, excluding catastrophe losses and reserve development, improved to 95.1% compared to 97.7% in the first nine months of 2012.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) the legacy operations from the predecessor Bermuda operation.  For the third quarter of 2013, the Run-off segment produced a pre-tax operating loss of $9.1 million compared to a pre-tax operating loss of $2.5 million for the third quarter of 2012.  Run-off results for the third quarter of 2013 include unfavorable prior-year loss development of $9.7 million compared to unfavorable prior-year loss development of $3.8 million in the third quarter of 2012.  The unfavorable prior-year loss development in the third quarter of 2013 included $5.7 million of unfavorable development in asbestos driven by increased defense costs on policies written on a direct basis, $2.0 million of unfavorable development from medical malpractice claims due to the loss of funding from the New York Liquidation Bureau for structured settlement annuity payments and $2.0 million in unfavorable development due to the settlement of a late reported PXRE Hurricane Katrina claim. The unfavorable prior-year loss development in the third quarter of 2012 included $5.5 million of unfavorable development in asbestos and environmental which was partially offset by favorable prior-year loss development in other Run-off lines.

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In the first nine months of 2013, the Run-off segment produced a pre-tax operating loss of $5.8 million compared to a pre-tax operating loss of $1.5 million in the first nine months of 2012.  Results for the first nine months of 2013 include unfavorable prior-year loss development of $9.6 million compared to unfavorable prior-year loss development of $6.0 million in the first nine months of 2012.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, Nov. 5, 2013, starting at 10 a.m. EST (11 a.m. AST).

A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at http://www.argolimited.com/pages/investors/events-and-webcasts. Participants inside the U.S. and Canada can access the call by phone by dialing (877) 261-8990 (pass code: 35939001). Callers dialing from outside the U.S. and Canada can access the call by dialing (847) 619-6441 (pass code: 35939001).

A webcast replay will be available shortly after the conference call and can be accessed at http://www.argolimited.com/pages/investors/events-and-webcasts. In addition, a telephone replay of the call will be available through Nov. 12, 2013, to callers from inside the U.S. and Canada by dialing (888) 843-7419 (pass code: 3593 9001#). Callers dialing from outside the U.S. and Canada can access the telephone replay by dialing (630) 652-3042 (pass code: 3593 9001#).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (Nasdaq: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications), and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong). More information on Argo Group and its subsidiaries is available at www.argolimited.com.

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FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2013	2012
	(unaudited)
Assets
Total investments	$4,050.2	$4,200.7
Cash and cash equivalents	141.6	95.8
Accrued investment income	25.3	30.3
Receivables	1,683.6	1,681.9
Goodwill and intangible assets	241.1	245.3
Deferred acquisition costs	115.3	99.4
Ceded unearned premiums	231.0	193.6
Other assets	162.5	141.9
Total assets	$6,650.6	$6,688.9

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,222.9	$3,223.5
Unearned premiums	847.0	730.2
Ceded reinsurance payable	412.2	612.1
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	64.9	63.8
Junior subordinated debentures	193.3	193.3
Other liabilities	239.1	208.1
Total liabilities	5,123.2	5,174.8

Total shareholders' equity	1,527.4	1,514.1
Total liabilities and shareholders' equity	$6,650.6	$6,688.9

Book Value per common share (unaudited)	$57.38	$55.22	(1)

(1) Book Value per common share adjusted for 10% stock dividend.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Gross Written Premiums	$495.1	$485.5	$1,475.5	$1,356.0
Net Written Premiums	374.5	364.3	1,043.7	967.0

Earned Premiums	330.5	304.3	962.2	871.8
Net Investment Income	24.1	28.9	77.3	90.3
Net Realized Investment Gains	9.1	8.3	29.6	18.7
Fee Income, net	0.3	3.0	0.5	4.8
Total Revenue	364.0	344.5	1,069.6	985.6

Losses and Loss Adjustment Expenses	190.9	186.3	554.1	527.9
Other Reinsurance-Related Expenses	4.6	7.0	14.4	20.8
Underwriting, Acquisition and Insurance Expenses	126.7	118.0	378.0	346.3
Interest Expense	5.1	5.8	15.1	17.0
Foreign Currency Exchange (Gain)/Loss	3.8	9.7	(5.2)	2.8
Total Expenses	331.1	326.8	956.4	914.8

Income Before Taxes	32.9	17.7	113.2	70.8
Income Tax Provision	1.9	4.3	17.8	13.8
Net Income	$31.0	$13.4	$95.4	$57.0

Net Income per Common Share (Basic)	$1.16	$0.48	$3.54	$2.02

Net Income per Common Share (Diluted)	$1.12	$0.47	$3.41	$1.98

Weighted Average Common Shares:
Basic	26.7	27.8	27.0	28.3
Diluted	27.8	28.3	28.0	28.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Excess & Surplus Lines
Gross Written Premiums	$139.4	$131.7	$442.8	$382.9
Net Written Premiums	112.6	106.9	351.4	313.5
Earned Premiums	120.6	100.8	334.4	295.5

Underwriting Income	$21.2	$4.9	$33.1	$24.4
Net Investment Income	10.2	12.5	32.3	38.5
Interest Expense	(1.8)	(2.3)	(5.2)	(6.6)
Operating Income Before Taxes	$29.6	$15.1	$60.2	$56.3
Loss Ratio	49.7	59.5	54.6	55.7
Expense Ratio	32.5	35.5	35.4	36.0
GAAP Combined Ratio	82.2%	95.0%	90.0	91.7%
Commercial Specialty
Gross Written Premiums	$138.6	$144.8	$330.3	$345.2
Net Written Premiums	100.9	107.1	227.6	248.1
Earned Premiums	74.6	78.6	225.1	241.8

Underwriting Income (Loss)	$6.4	$(10.4)	$4.6	$(30.6)
Net Investment Income	5.6	6.7	17.6	20.6
Interest Expense	(1.0)	(1.4)	(2.8)	(4.2)
Fee (Expense)Income, net	(0.9)	2.4	(2.1)	2.4
Operating Income (Loss) Before Taxes	$10.1	$(2.7)	$17.3	$(11.8)

Loss Ratio	61.4	79.1	64.2	78.0
Expense Ratio	30.1	34.0	33.8	34.6
GAAP Combined Ratio	91.5%	113.1%	98.0%	112.6%
International Specialty
Gross Written Premiums	$68.8	$60.2	$243.1	$202.1
Net Written Premiums	41.6	36.9	135.3	118.6
Earned Premiums	37.5	33.4	106.6	90.8

Underwriting Income (Loss)	$(1.1)	$4.6	$4.1	$15.1
Net Investment Income	2.4	3.1	6.4	10.0
Interest Expense	(0.8)	(1.1)	(2.4)	(3.1)
Operating Income Before Taxes	$0.5	$6.6	$8.1	$22.0

Loss Ratio	73.2	48.0	61.5	45.2
Expense Ratio	29.7	37.4	34.4	36.9
GAAP Combined Ratio	102.9%	85.4%	95.9%	82.1%
Syndicate 1200
Gross Written Premiums	$147.7	$148.2	$458.7	$424.5
Net Written Premiums	118.9	112.8	328.9	285.5
Earned Premiums	97.3	90.8	295.6	242.3
Underwriting Income	$5.5	$8.3	$18.4	$6.8
Net Investment Income	2.5	3.8	8.1	11.4
Interest Expense	(0.7)	(0.9)	(2.4)	(2.6)
Fee Income, net	1.2	0.6	2.6	2.4
Operating Income Before Taxes	$8.5	$11.8	$26.7	$18.0

Loss Ratio	52.3	51.0	54.2	55.2
Expense Ratio	42.0	39.7	39.5	41.9
GAAP Combined Ratio	94.3%	90.7%	93.7%	97.1%

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ARGO GROUP INTERNATIONAL HOLDINGS LTD
(in millions)
(unaudited)

	For the Quarter Ended		For the Year Ended
Net Prior Year Development	9/30/2013	9/30/2012	9/30/2013	9/30/2012
(Favorable)/Unfavorable
E&S	$(12.4)	$(11.8)	$(26.8)	$(33.5)
Commercial Specialty	0.3	0.6	0.4	18.6
International Specialty	(1.2)	(0.9)	(0.6)	(4.5)
Syndicate 1200	(0.6)	(2.1)	(4.1)	(4.4)
Run-off	9.7	3.8	9.6	6.0
Total	$(4.2)	$(10.4)	$(21.5)	$(17.8)

	For the Quarter Ended		For the Year Ended
	9/30/2013	9/30/2012	9/30/2013	9/30/2012
Catastrophe Losses (1)
E&S	$1.0	$7.8	$4.4	$10.0
Commercial Specialty	1.0	3.7	3.7	7.9
International Specialty	9.3	(0.6)	14.8	1.0
Syndicate 1200	-	3.0	-	3.0
Total	$11.3	$13.9	$22.9	$21.9

(1) net of reinstatement premiums

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Income Before Taxes:
From Operations	$27.6	$19.1	$78.4	$54.9
Foreign Currency Exchange Gain (Loss)	(3.8)	(9.7)	5.2	(2.8)
Net Realized Investment Gains	9.1	8.3	29.6	18.7
Income Before Taxes	32.9	17.7	113.2	70.8
Income Tax Provision	1.9	4.3	17.8	13.8
Net Income	$31.0	$13.4	$95.4	$57.0

Net Income per Common Share (Diluted)	$1.12	$0.47	$3.41	$1.98

Operating Income per Common Share (Diluted)
At Assumed Tax Rate:
Income (Loss) (a)	0.95	0.50	3.24	1.97
Foreign Currency Exchange (Gains) Loss (a)	0.11	0.27	(0.15)	0.08
Net Realized Investment Gains (a)	(0.26)	(0.23)	(0.85)	(0.52)

Operating Income per Common Share (Diluted)	0.80	0.54	2.24	1.53

(a) Per diluted share at assumed tax rate of 20%.

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